EXHIBIT 99.2

FORM 4 JOINT FILER INFORMATION

Name:      William W. Singleton

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:  Unitrin, Inc. (UTR)

Date of Earliest Transaction

Required to be Reported   December 17, 2008